UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

HEALTHCARE SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-12015

Pennsylvania	23-2018365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

3220 Tillman Drive-Suite 300, Bensalem, Pennsylvania	19020
(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code: 215-639-4274

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders

On May 29, 2012, Healthcare Services Group, Inc. held its annual meeting of shareholders for the purposes of electing nine directors for a one-year term or until their successors are elected and qualified to fill the expiring terms of such directors.

All of the Company’s nominees for Director received the requisite plurality (i.e. the highest number of votes of the Company’s common stock in accordance with the bylaws of the Company and Section 1758 of the Pennsylvania Business Corporation Law) of the votes cast by the holders of shares present at the meeting in person or by proxy and entitled to vote thereon, and, accordingly, were elected to the Board of Directors for the ensuing year and until their successors are duly elected and qualified. The number of votes cast for and withheld from each nominee is set forth below:

		VOTES
	VOTES FOR	WITHHELD
Daniel P. McCartney	38,120,018	18,784,654
Joseph F. McCartney	35,339,668	21,565,004
Robert L. Frome	36,031,888	20,872,784
Robert J. Moss	28,796,534	28,108,138
John M. Briggs	40,872,772	16,031,900
Dino D. Ottaviano	28,645,050	28,259,622
Theodore Wahl	27,075,775	29,828,897
Michael E. McBryan	35,505,310	21,399,362
Diane S. Casey	37,509,290	19,395,382
John J. McFadden	56,122,294	782,378

The proposal for the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accountants for the current fiscal year ending December 31, 2012 has received a plurality of the votes cast as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
61,917,983	1,448,380	78,380	—

The proposal to approve, by non-binding advisory vote, the compensation of the Company’s named executive officers was approved based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
55,317,470	1,323,078	264,125	6,540,072

The proposal to approve the Company’s 2012 Equity Incentive Plan was approved based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
47,359,714	9,451,489	93,469	6,540,072

The proposal to consider one non-binding shareholder proposal, if properly presented, received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
43,483,677	12,777,839	643,156	6,540,072

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.

Date: May 31, 2012	By:	/S/ John C. Shea
Chief Financial Officer and Secretary